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                                  EXHIBIT 10.1

                      SECOND AMENDMENT TO CREDIT AGREEMENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 28th day of February, 2002, by and among BELDEN INC., a Delaware corporation (the "Borrower"), the LENDERS listed on the signature pages hereof, SUNTRUST BANK, as Syndication Agent (the "Syndication Agent"), FIRSTAR BANK, N.A., as Documentation Agent (the "Documentation Agent"), and WACHOVIA BANK, N.A., as Administrative Agent (the "Agent").

                                R E C I T A L S:
                                ----------------

     The Borrower, the Syndication Agent, the Documentation Agent, the Agent and the Lenders have entered into a certain Credit Agreement dated as of June 21, 2001, as amended by that First Amendment to Credit Agreement dated as of October 31, 2001 (as amended, the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

     The Borrower has requested the Agent and the Lenders to amend the Credit Agreement as more fully set forth herein. The Lenders, the Agent and the Borrower desire to amend the Credit Agreement upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent and the Lenders, intending to be legally bound hereby, agree as follows:

     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

     SECTION 2. Amendments. The Credit Agreement is hereby amended as set forth in this Section 2.

     SECTION 2.1. Section 1.01 of the Credit Agreement is hereby amended by amending and restating the definitions of "Consolidated EBIT", "Debt" and "Long-Term Debt" and adding the definition of "Hedging Agreements" to read in their entirety as follows:

          "Consolidated EBIT" for any period means the sum of (i) Consolidated Net Income for such period, (ii) Consolidated Interest Expense for such period and (iii) provision for taxes based on income for such period, provided that (a) in calculating Consolidated Net Income for purposes of this definition, there shall be excluded (i) non-cash non-recurring charges of the Borrower in connection with the write-off of Complas, Inc. in the Fiscal Quarter ended September 30, 2001, in an amount not to exceed $8,334,000 in the aggregate, (ii) non-recurring charges


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     of the Borrower in connection with the Borrower's European and United
     States restructuring in the Fiscal Quarters ending March 30, 2002 and June 30, 2002, in an amount not to exceed $3,010,000 in the aggregate, (iii) non-recurring charges of the Borrower in connection with severance costs in the Borrower's Communications Division in the Fiscal Quarter ended September 30, 2001, in an amount not to exceed $543,000 in the aggregate, and (iv) extraordinary or other non-operating gains and losses, (b) any Consolidated Subsidiary acquired during such period by the Borrower or any other Consolidated Subsidiary shall be included on a pro forma, historical basis as if it had been a Consolidated Subsidiary during such entire period, and (c) any amounts which would be included in a determination of Consolidated EBIT for such period with respect to assets acquired during such period by the Borrower or any Consolidated Subsidiary shall be included in the determination of Consolidated EBIT for such period and the amount thereof shall be calculated on a pro forma, historical basis as if such assets had been acquired by the Borrower or such Consolidated Subsidiary prior to the first day of such period.

          "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
     (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance,
     (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all obligations of such Person to reimburse any bank or other Person in respect of amounts paid or to be paid under a letter of credit or similar instrument, (viii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (ix) all obligations of such Person with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements ("Hedging Agreements") (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable hedging agreement, if any), (x) all principal amounts outstanding and owed to parties other than the Borrower or any Subsidiary under the items described in clause (a) of the definition of Receivables Program Obligations, (xi) all Debt of others Guaranteed by such Person and
     (xii) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

          "Hedging Agreements" has the meaning assigned to it in the definition of Debt.


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          "Long-Term Debt" means any Debt (other than, for purposes of Section
     6.13 only, Hedging Agreements) of the Borrower or any Subsidiary having a maturity of more than 1 year from the date as of which the amount thereof is to be determined or having a maturity of less than 1 year but by its terms being renewable or extendible beyond 1 year from such date at the option of the obligor.

     SECTION 2.2. Section 6.10 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          SECTION 6.10 MINIMUM INTEREST COVERAGE. The Interest Coverage Ratio at the end of each Fiscal Quarter (a) for the period of 4 consecutive Fiscal Quarters ending on March 31, 2002 and June 30, 2002 will not be equal to or less than 2.60 to 1.0, (b) for the period of 4 consecutive Fiscal Quarters ending on September 30, 2002 will not be equal to or less than 2.80 to 1.0 and (c) for the period of 4 consecutive Fiscal Quarters then most recently ended on or after December 31, 2002 will not be equal to or less than 3.0 to 1.0.

     SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, unless the Required Lenders waive such conditions:

          (a) receipt by the Agent from each of the parties hereto of a duly executed counterpart of this Amendment signed by such party;

          (b) the fact that the representations and warranties of the Borrower contained in Section 5 of this Amendment shall be true on and as of the date hereof; and

          (c) receipt by the Agent from the Borrower for the ratable account of the Lenders executing this Amendment of fees in an amount equal to 0.075% times the aggregate amount of the Commitments on the date of this Amendment.

     SECTION 4. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Notes. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as hereby amended, the Credit Agreement, as hereby amended, being hereby ratified and affirmed. The Borrower hereby expressly agrees that the Credit Agreement, as hereby amended, is in full force and effect.

     SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to each of the Lenders as follows:


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          (a)  No Default has occurred and is continuing unwaived by the Lenders on the date hereof.

          (b) The Borrower has the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

          (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and constitutes legal, valid and binding obligations of the Borrower enforceable against it in accordance with its terms, provided that such enforceability is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

          (d) The execution and delivery of this Amendment and the Borrower's performance hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower, nor be in contravention of or in conflict with the articles of incorporation or bylaws of the Borrower, or the provision of any statute, or (unless any such contravention or conflict would not reasonably be expected to have a Material Adverse Effect) any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower is party or by which the Borrower's assets or properties are or may become bound.

     SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     SECTION 7. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Georgia.


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     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.


                                        BORROWER:

                                        BELDEN INC.


                                        By: /s/ Stephen H. Johnson        (SEAL)
                                            ------------------------------------
                                            Name:  Stephen H. Johnson
                                            Title: Treasurer









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                                        WACHOVIA BANK, N.A., as Administrative
                                        agent and as a Lender


                                        By: /s/ David K. Hall             (SEAL)
                                            ------------------------------------
                                            Name:  David K. Hall
                                            Title: Vice President









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                                        SUNTRUST BANK, as Syndication Agent
                                        and as a Lender


                                        By: /s/ Linda L. Dash             (SEAL)
                                            ------------------------------------
                                            Name:  Linda L. Dash
                                            Title: Vice President









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                                        FIRSTAR BANK, N.A., as Documentation
                                        Agent and as a Lender


                                        By: /s/ Eric Hartman              (SEAL)
                                            ------------------------------------
                                            Name:  Eric Hartman
                                            Title: Vice President









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                                        ING BARINGS


                                        By: /s/ B. F. G. Jacobs           (SEAL)
                                            ------------------------------------
                                            Name:  B. F. G. Jacobs
                                            Title: Treasurer









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                                        COMERICA BANK, as a Lender


                                        By: /s/ Neran Shaya               (SEAL)
                                            ------------------------------------
                                            Name:  Neran Shaya
                                            Title: Vice President









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                                        THE NORTHERN TRUST COMPANY, as a Lender


                                        By: /s/ Fredric McClendon         (SEAL)
                                            ------------------------------------
                                            Name:  Fredric McClendon
                                            Title: Vice President









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                                        THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                        as a Lender


                                        By: /s/ Walter R. Wolff           (SEAL)
                                            ------------------------------------
                                            Name:  Walter R. Wolff
                                            Title: Joint General Manager and
                                                   Group Head









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Consented and agreed to by:

BELDEN COMMUNICATIONS COMPANY


By: /s/ Stephen H. Johnson        (SEAL)
    ------------------------------------
    Name:  Stephen H. Johnson
    Title: Treasurer



BELDEN WIRE & CABLE COMPANY


By: /s/ Stephen H. Johnson        (SEAL)
    ------------------------------------
    Name:  Stephen H. Johnson
    Title: Treasurer









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